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                                                                    EXHIBIT 99.1


[TECHTEAM LOGO]



NASDAQ/NM - "TEAM"    NEWSRELEASE




FOR IMMEDIATE RELEASE, Wednesday, April 9, 2003

TECHTEAM GLOBAL ANNOUNCES $5 MILLION INVESTMENT FROM
CHRYSCAPITAL II, L.L.C.

NEW RELATIONSHIP TO ADVANCE TECHTEAM'S EXPANSION INTO INDIA AND
FAR EAST MARKETS

SOUTHFIELD, MICHIGAN, April 9, 2003...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today announced that CHRYSCAPITAL II, L.L.C., ("ChrysCapital"), has invested five million dollars ($5,000,000) into the Company. In consideration of this investment, the Company has issued 689,656 shares of Series A Convertible Preferred Stock ("Preferred Stock") at a price of $7.25 per share. The Preferred Stock carries no coupon or interest-bearing provisions, however, as a class of equity, is entitled to elect one seat to the Company's Board of Directors. The Preferred Stock is convertible by ChrysCapital into 689,656 shares of the Company's Common Stock at ChrysCapital's discretion between April 8, 2004 and April 8, 2006. If the Preferred Stock is not converted at the end of this period, the Company will redeem the stock for the original five million dollar ($5,000,000) investment. The funds received from the Preferred Stock issuance will be used to help develop and implement TechTeam's expansion into markets in India and the Far East.
ChrysCapital is a private equity fund focused on investing in business services companies with defensible market positions and strong underlying organic growth potential. ChrysCapital provides strategic expertise in assisting its portfolio companies leverage low cost markets, such as India, to serve the global economy. It has a prestigious list of institutional investors, including several Fortune 500 corporations, university endowment funds, and international government entities. ChrysCapital decided to invest in TechTeam because of the Company's unique position in the IT services market and its global enterprise technical help desk capabilities. "Our investment strategy focuses on targeting companies with outstanding management teams and good growth prospects which provide mission critical business processes," explained Brahmal Vasudevan, Managing Director of ChrysCapital Investment Advisors, who was also elected as the Series A Convertible Preferred Stock's representative to the Company's Board of Directors. "We conducted an extensive search of U.S. companies who are providing such enterprise support, and believe TechTeam is uniquely positioned to deliver high quality support services to corporate enterprises. We view our investment in TechTeam as an excellent opportunity to assist the Company in continuing to deliver the best value proposition in the IT


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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
Fax (248) 357-2570 o www.techteam.com

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outsourcing industry. We believe that ChrysCapital will see capital appreciation in its investment through TechTeam's success in developing and executing its strategy to establish itself in the Indian and Far Eastern markets."
"TechTeam is moving ahead with its global strategy," stated William F. Coyro, Jr., President and Chief Executive Officer of TechTeam Global, Inc. "We have been looking for the right opportunity and partner to develop a multilingual pan-Asian technical help desk, similar to our pan-European technical help desk in Brussels, Belgium and to strengthen our offshore service offerings. ChrysCapital has an excellent reputation for developing the right structure and management for its Indian investments. Continued pricing pressure has mandated that IT and business process outsourcing companies develop ways to trim costs for services and pass along the savings to clients. The TechTeam/ChrysCapital relationship will allow TechTeam to implement a blended service model. This model takes advantage of our excellent resources in Europe and North America along with the utilization of cost-effective resources and the excellent intellectual capital that is available in India and other areas in the Far
East."

TECHTEAM GLOBAL, INC. and CHRYSCAPITAL will host an investor teleconference to discuss this announcement at 10:00 a.m., Eastern Daylight Time (EDT), on Thursday, April 10, 2003.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately 12 Noon
(EDT), Thursday, April 10. This toll-free replay will be available until 12 Noon
(EDT), Thursday, April 17, 2003. To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call 402-977-9140.) When prompted, enter the TechTeam reservation number: 21139712.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.
CHRYSCAPITAL is a private equity fund focused on investing in business services companies with defensible market positions and strong underlying organic growth potential. ChrysCapital provides strategic value add by assisting its portfolio companies leverage low cost markets such as India to serve the global economy. It has a prestigious list of institutional investors, including several Fortune 500 corporations, university endowment funds, and international government entities. Its investments include global business services companies such as Global VantEdge, Ephinay, MphasiS BFL, Transworks and Spectramind, the latter of which was recently acquired by Wipro, Ltd. For information about ChrysCapital, please refer to www.chryscapital.com.
SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be


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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
Fax (248) 357-2570 o www.techteam.com

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identified by the use of words "anticipate," "believe," "estimate," "expect,"
"intend," "plan," and similar expressions. Specifically, statements about the Company's expansion into India and the Far Eastern help desk markets, the success of these endeavors, the ability of ChrysCapital to assist the Company in developing and implementing the proposed expansion, and the appreciation of the Company's Common Stock. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients and competition and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.


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CONTACTS:

TECHTEAM GLOBAL, INC.                         TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                         David W. Morgan
President and Chief Executive Officer         Vice President, Treasurer, and
(248) 357-2866                                Chief Financial Officer
wcoyro@techteam.com                           (248) 357-2866
                                              dmorgan@techteam.com



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27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
Fax (248) 357-2570 o www.techteam.com